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                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report
                                  May 10, 2001

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                 CAPITAL REALTY INVESTORS-II LIMITED PARTNERSHIP
             Organized pursuant to the Laws of the State of Maryland

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                         Commission File Number 0-11973

      Internal Revenue Service - Employer Identification Number 52-1321492

                 11200 Rockville Pike, Rockville, Maryland 20852

                                 (301) 468-9200

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ITEM 5. OTHER EVENTS
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     On or about May 10, 2001,  Limited Partners in Capital Realty  Investors-II
Limited Partnership ("CRI-II") may have received an unregistered "mini-tender" offer from Peachtree Partners to purchase their units of Limited Partner interest for the cost of the $100 transfer fee.

     C.R.I., Inc. ("CRI"), the Managing General Partner, recommends that Limited Partners REJECT the Peachtree Partners offer because CRI has concluded that the tender offer is inadequate and not in the best interests of the Limited
Partners. A Limited Partner who accepts this offer would receive no consideration personally, yet would incur capital gains tax upon the sale of the units.

     CRI is of the view that the Peachtree Partners offer is misleading. It suggests that Limited Partners tender their units for no consideration, other than payment of the transfer fee, to avoid "'phantom' taxable income" of "as much as $125 per unit." Peachtree Partners fails to mention that acceptance of its offer would result in a greater tax liability to Limited Partners for 2001 than if the Limited Partner retained its units, because the sale would trigger the recognition of capital gains based on a Limited Partner's negative basis in CRI-II. For example, a Limited Partner holding ten units of Limited Partner interest had a negative capital account of approximately $11,500 as of December 31, 2000. A Limited Partner who accepts the Peachtree Partners tender offer and sells the units would be liable for capital gains tax on this negative basis. The federal income tax liability would be approximately $2,875. By contrast, the passive cancellation of indebtedness income anticipated this year upon the loss of CRI-II's interest in Frenchman's Wharf II is estimated to be approximately $3,300 for ten units. This would be taxed at ordinary income rates, resulting in a federal income tax liability of up to approximately $1,307, depending on tax bracket. Accordingly, the Limited Partner who accepts the Peachtree Partners offer would be in a worse tax position this year than if the Limited Partner did nothing. Both the capital gains and the cancellation of indebtedness income could be offset by any passive loss carryforwards a Limited Partner may have. Also, a Limited Partner who retains its units defers the recognition of the remainder of its negative basis (which would be reduced upon the loss of Frenchman's Wharf II) and may receive future distributions of cash from its interest in CRI-II.

     If a Limited Partner desires to liquidate his or her investment in the short term, there is no established market for the purchase and sale of Limited Partner units in CRI-II. Several secondary market services exist, although activity has been limited and sporadic. Nevertheless, recent transfers of which CRI is aware were for prices greater than the Peachtree Partners current unregistered tender offer of paying only the cost of the transfer fee.

     CRI urges Limited Partners to consult their own tax advisors when considering any sale offer, as each Limited Partner's tax situation is unique.




                                      # # #

                                       -2-

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CAPITAL REALTY INVESTORS-II LIMITED
                                    PARTNERSHIP
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                                  (Registrant)

                                  by:  C.R.I., Inc.
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                                       General Partner



May 24 , 2001                          by:  /s/ Michael J. Tuszka
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DATE                                        Michael J. Tuszka
                                              Vice President
                                              and Chief Accounting Officer
                                              (Principal Financial Officer
                                              and Principal Accounting Officer)

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